Exhibit 3.1
CERTIFICATE OF MERGER
MERGING
TRANSFORCE ACQUISITION CORP.,
A DELAWARE CORPORATION
WITH AND INTO
DYNAMEX INC.,
A DELAWARE CORPORATION

Pursuant to Section 251 of the General
Corporation Law of the State of Delaware

     Dynamex Inc., a Delaware corporation, does hereby certify:
     FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

Name		State of Incorporation
Dynamex Inc.	—	Delaware

TransForce Acquisition Corp.	—	Delaware
     SECOND: An Agreement and Plan of Merger, dated as of December 14, 2010, among TransForce Inc., TransForce Acquisition Corp., and Dynamex Inc. (the “Merger Agreement”), setting forth the terms and conditions of the merger of TransForce Acquisition Corp. with and into Dynamex Inc. (the “Merger”), has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.
     THIRD: The surviving corporation in the Merger shall be Dynamex Inc. (the “Surviving Corporation”).
     FOURTH: The Amended and Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto.
     FIFTH: An executed copy of the Merger Agreement is on file at an office of the Surviving Corporation at the following address:
Dynamex Inc.
5429 LBJ Freeway, Suite 1000
Dallas, TX 75240

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent Corporation.
     SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.
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2

     In WITNESS WHEREOF, Dynamex Inc. has caused this Certificate of Merger to be executed in its corporate name this 22 day of February 2011.

DYNAMEX INC.
By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Executive Vice President and Chief Financial Officer
Signature Page to Certificate of Merger

EXHIBIT A
Amended and Restated Certificate of Incorporation
of Dynamex Inc.

A-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DYNAMEX INC.
     FIRST: The name of the corporation is Dynamex Inc.
     SECOND: The registered office of the corporation is to be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.
     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares of common stock, par value $1 per share.
     FIFTH: Unless and except to the extent that the Bylaws of the corporation shall so require, the directors of the corporation need not be elected by written ballot.
     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.
     SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.
     Any repeal or modification of the foregoing paragraph shall not adversely effect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.
     EIGHTH: Except as provided herein, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH.